UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 5, 2015, Wayside Technology Group, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2014.  A copy of this press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Promotion of Officers

On February 4, 2015, Vito Legrottaglie was promoted to the position of Vice President and Chief Information Officer of the Company.  Mr. Legrottaglie has been the Company’s Vice President of Operations and Information Systems since April 2007.  He previously held the position of Vice President of Information Systems since June 2003.

On February 4, 2015, Kevin Scull was promoted to the position of Vice President and Chief Accounting Officer.  Mr. Scull has been the Company’s Vice President and Interim Chief Financial Officer since February 2014.  He previously held the position of Vice President and Chief Accounting Officer since January 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated February 5, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: February 5, 2015	By:	/s/ Simon Nynens
	Name:	Simon Nynens
	Title:	Chairman of The Board, President and Chief Executive Officer

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